Exhibit 3

HSBC HOLDINGS PLC

Resolution passed at the Meeting of the Board of Directors of HSBC Holdings plc held on 24 February 2012.

IT WAS RESOLVED:

1.	THAT the Company should renew the HSBC Holdings plc US Shelf Registration Statement (the “US Shelf Registration Statement”) for the issue of senior debt, subordinated debt and US dollar preference shares.

2.	THAT:

(i)	a Committee of the Board comprising any two Directors be and is hereby appointed pursuant to Article 115 of the Company’s Articles of Association with full power, authority and discretion to act on behalf of the Company in connection with the US Shelf Registration Statement (the ‘Committee’), including without limitation, to act on behalf of the Company in connection with any documentation relating to the renewal of the US Shelf Registration Statement, any amendments or supplements or announcements in connection with the US Shelf Registration Statement, any further renewals of the US Shelf Registration Statement, and any issue to be made under the US Shelf Registration Statement; and

(ii)	without limiting the generality of the foregoing paragraph (i) of this Resolution, authority be and is hereby delegated:

(a)	to the Committee or in the alternative to any Authorised Person (being any Executive Director, Group Managing Director, Group General Manager, Adviser to the Board, Group Company Secretary, Group Treasurer or other senior executive nominated by the Group Chairman or Group Chief Executive) to:

(x)	from time to time renew the US Shelf Registration Statement and approve the making of any issue under the US Shelf Registration Statement, including, without limitation, entering into or authorising the issue of new documents or amending or supplementing existing documents;

(y)	approve any terms and documentation and to do all other acts or things which it (he or she, as the case may be), in its (his or her) discretion, considers necessary or desirable in connection with the US Shelf Registration Statement, including (without limitation) the Detailed Powers specified below; and

(b)	to the Committee to delegate to any person approved by the Committee all or any of the Committee’s powers under sub-paragraphs (ii)(a)(x) and (y) of this Resolution within such parameters, if any, as the Committee shall, in its discretion, determine and, in connection with such a delegation, to appoint such delegate the attorney of the Company.

For the purposes of this Resolution the “Detailed Powers” referred to above are the powers to:

(aa) in the name and on behalf of the Company, approve and authorise the preparation, entry into, execution, amendment, delivery and issue of any and all such notes, bonds, contracts, deeds, guarantees, indentures, agreements, certificates, final terms, issuer free writing prospectus, documents, powers of attorney and other instruments, and any and all announcements, prospectuses, prospectus supplements, offering circulars, placement memoranda, listing particulars, amendments to the registration statement or similar documents in connection with the US Shelf Registration Statement;

(bb) appoint third parties and/or affiliates of the Company to act as issuing and paying agents, fiscal agents, calculation agents, agents for service of process, trustees, underwriters, placement agents or dealers, listing agents, depositaries, registrars, authorised representatives or in any other capacity in connection with the US Shelf Registration Statement;

(cc) authorise the affixing of the Company’s seal to any document and to authorise the execution of any document as a deed (including any power of attorney) in connection with the US Shelf Registration Statement; and the Board itself hereby authorises the affixing of the Company’s seal to any document the affixing of the Company’s seal to which, or the execution as a deed of which, is so authorised by the Committee or an Authorised Person;

(dd) authorise any person to do such acts and things (including the execution of any document on behalf of the Company) in connection with the US Shelf Registration Statement as may be specified by the Committee (or such Authorised Person, as the case may be);

(ee) cause to be made all applications, consents, notices, qualifications, filings and reports with all US, UK or other stock exchanges, listing authorities, governmental authorities, regulatory and self-regulatory authorities or similar authorities in connection with the US Shelf Registration Statement; and

(ff) take such other steps as the Committee (or such Authorised Person, as the case may be) may consider desirable in connection with the US Shelf Registration Statement.

For the purposes of this Resolution, references to “in connection with the US Shelf Registration Statement” shall include but not be limited to references in connection with any renewal of the US Shelf Registration Statement, as well as in connection with any issue under the US Shelf Registration Statement.

For the benefit of any person dealing with the Company, any determination or certificate by the Committee or by the Group Company Secretary or by the Deputy Group Company Secretary or by the Assistant Group Company Secretary as to whether or not:

(xx) any transaction is or is not an issue under the US Shelf Registration Statement; and/or

(yy) there has been delegated to any person pursuant to sub-paragraph (ii)(b) of the Resolution all or any of the Committee’s powers under sub-paragraphs (ii)(a)(x) and (y) of this Resolution, and, if so, whether or not that person is acting within the scope of the relevant delegation;

shall be conclusive and any such person dealing with the Company shall be entitled to rely upon such determination or certificate.